UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2015 (October 7, 2015)

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 7, 2015, 21st Century Oncology Investments, LLC (“21CI”), the sole stockholder of 21st Century Oncology Holdings, Inc. (the “Company”), entered into the Seventh Amended and Restated Limited Liability Company Agreement (the “Amended LLC Agreement”). The Amended LLC Agreement amends and restates the Sixth Amended and Restated Limited Liability Company Agreement of 21CI, dated as of July 2, 2015 (the “Prior LLC Agreement”), in its entirety to, among other things, authorize two new classes of incentive units of 21CI, Class D and Class E Units, and amend the waterfall distribution provisions. Each recipient of such Class D and/or Class E Units forfeits any and all incentive equity units previously granted to him or her.  Under the Amended LLC Agreement, 21CI now has ten classes of equity outstanding:  SFRO Preferred Units, Preferred Units, Class A Units, Class D Units, Class E Units, Class G Units, Class M Units, Class MEP Units, Class N Units and Class O Units.  The other material terms of the Prior LLC Agreement remain unchanged. The Amended LLC Agreement contains customary indemnification provisions relating to unitholders and managers and officers of 21CI.

The foregoing description of the Amended LLC Agreement is qualified in its entirety by the text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Incentive Agreements

On October 7, 2015, 21CI entered into incentive unit grant agreements (“Incentive Agreements”) with each of Dr. Daniel E. Dosoretz, the Company’s Chief Executive Officer, Ms. LeAnne M. Stewart, the Company’s Chief Financial Officer, and Dr. Constantine A. Mantz, the Company’s Chief Medical Officer.  Pursuant to the Incentive Agreements, 21CI granted to Dr. Dosoretz 10 Class D Units and 164,473 Class E Units, to Ms. Stewart 123,355 Class E Units, and to Dr. Mantz 82,237 Class E Units (collectively, the “Incentive Units”).  In addition, 21CI has entered into similar Incentive Agreements with other members of the Company’s senior management.

The Incentive Units were fully vested upon grant.  With regard to Dr. Dosoretz, if he is terminated for cause, resigns for a reason other than good reason or disability, or engages in a prohibited activity, all of his respective Incentive Units shall be forfeited immediately without consideration.  With regard to Ms. Stewart and Dr. Mantz, if either executive officer is terminated for any or no reason, or engages in a prohibited activity, all of his or her respective Incentive Units shall be forfeited immediately without consideration.

Under the Amended LLC Agreement, to which each of Dr. Dosoretz, Ms. Stewart and Dr. Mantz is a party, upon a Company Sale as defined in the Amended LLC Agreement, all holders of a particular class or series of securities would receive the same form and amount of assets per share, provided that to the extent cash is included in such assets, such cash shall first be distributed to the Preferred Unitholders, if they so elect by vote of holders of a majority of the Preferred Units.  Upon a Public Offering, as defined in the Amended LLC Agreement, Dr. Dosoretz, Ms. Stewart and Dr. Mantz would be entitled to receive IPO Consideration, also as defined in the Amended LLC Agreement.  One-third of such IPO Consideration would be awarded in the form of cash or Company common stock, as determined by the Board of Managers, in its sole discretion, and two-thirds of such IPO Consideration would be awarded in the form of a restricted stock award or a restricted stock unit award for Company common stock under an equity compensation plan then in effect.  Any Incentive Units not allocated any Company common stock shall be forfeited and cancelled without further consideration, provided that, as holders of Class E Units, Dr. Dosoretz, Ms. Stewart and Dr. Mantz shall be issued options to acquire shares pursuant to an equity compensation plan then in effect, if they are not allocated any Company common stock.  The Board of Managers will determine the number of shares, the exercise price and other terms and conditions thereto, in its sole discretion.

The foregoing description of the Incentive Agreements is qualified in its entirety by reference to the forms of such documents, copies of which are attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.

Class D and Class E Bonus Plans

On October 7, 2015, the Company adopted the Class D and Class E Bonus Plans (each, a “Bonus Plan,” and collectively, the “Bonus Plans”) to provide certain employees and other service providers of 21CI and its affiliates (including the Company) with an opportunity to receive additional compensation based on the Equity Value (as defined in the Bonus Plans and described in general terms below) of 21CI in connection with a Company Sale or Public Offering (as defined in the Bonus Plans).  Upon the first to occur between a Company Sale and a Public Offering, the following bonus pools will be established:

•             With regard to the Class D Bonus Plan, a bonus pool will be established equal in value to five percent of the Equity Value of 21CI in excess of $19,000,000 and up to $210,500,000 (i.e. a maximum bonus pool of $9,575,000).

•             With regard to the Class E Bonus Plan, a bonus pool will be established equal in value to six percent of the Equity Value of 21CI in excess of $169,000,000 and up to $210,500,000 (i.e. a maximum bonus pool of $2,490,000).

A participant in a Bonus Plan will participate in the applicable bonus pool based on his or her award percentage.  With regard to the Class D Bonus Plan, Dr. Dosoretz is the only participant.  With regard to the Class E Bonus Plan, Dr. Dosoretz, Ms. Stewart and Dr. Mantz have received award percentages under the Bonus Plan equal to 16.44730%, 12.33550% and 8.22370%, respectively.

Payment of awards under the Bonus Plans generally will be made as follows:

•             If the applicable liquidity event is a Company Sale, payment of awards under each of the Bonus Plans generally will be made in cash within the thirty days following consummation of the Company Sale.  However, the Company reserves the right, under each of the Bonus Plans, to make payment in the same form as the proceeds received by 21CI and its equity holders in connection with the Company Sale, if such Company Sale proceeds do not consist of all cash.

•             If the applicable liquidity event is a Public Offering, (i) one-third of the award will be paid within the forty-five days following the effective date of the Public Offering and (ii) the remaining two-thirds of the award will be payable in two equal annual installments on each of the first and second anniversaries of the effective date of the Public Offering.  Payment of the award may be made in cash, stock or a combination thereof, as determined by the applicable Bonus Plan administrative committee in its sole discretion. With respect to payment of the portion of the award payable on the first and second anniversaries of the effective date of the Public Offering, the Company may satisfy its payment obligation by granting to the participant a restricted stock award or a restricted stock unit award under any equity compensation plan of the Company then in effect.

Unless otherwise set forth in an award agreement, the right to receive payment under the Bonus Plans is subject to a participant’s continued employment with 21CI or its affiliates through the date of payment.

For purposes of the Bonus Plans, the term “Equity Value” generally refers to: (i) if the applicable liquidity event is a Company Sale, the aggregate fair market value of the cash and non-cash proceeds received by 21CI and its equity holders in connection with the Company Sale or (ii) if the applicable liquidity event is a Public Offering, the aggregate fair market value of 100% of the common stock of the Company on the effective date of such Public Offering.

The foregoing description of the Bonus Plans is qualified in its entirety by reference to the forms of such documents, copies of which are attached hereto as Exhibits 10.4 and 10.5 and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Seventh Amended and Restated Limited Liability Company Agreement of 21st Century Oncology Investments, LLC, dated as of October 7, 2015.
10.2	Form of Incentive Unit Grant Agreement - Class D Units, by and between 21st Century Oncology Investments, LLC and Dr. Daniel E. Dosoretz.
10.3	Form of Incentive Unit Grant Agreement - Class E Units, by and between 21st Century Oncology Investments, LLC and an Executive Officer.
10.4	Form of 21st Century Oncology Holdings, Inc. Class D Bonus Plan.
10.5	Form of 21st Century Oncology Holdings, Inc. Class E Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: October 8, 2015	By:	/s/ LeAnne M. Stewart
		Name:	LeAnne M. Stewart
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Seventh Amended and Restated Limited Liability Company Agreement of 21st Century Oncology Investments, LLC, dated as of October 7, 2015.
10.2	Form of Incentive Unit Grant Agreement - Class D Units, by and between 21st Century Oncology Investments, LLC and Dr. Daniel E. Dosoretz.
10.3	Form of Incentive Unit Grant Agreement - Class E Units, by and between 21st Century Oncology Investments, LLC and an Executive Officer.
10.4	Form of 21st Century Oncology Holdings, Inc. Class D Bonus Plan.
10.5	Form of 21st Century Oncology Holdings, Inc. Class E Bonus Plan.